     As filed with the Securities and Exchange Commission on April 13, 2000
                                                      Registration No. 333-
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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ---------------

                               VIRATA CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                Delaware                               77-0521696
      (State or Other Jurisdiction                  (I.R.S. Employer
   of Incorporation or Organization)               Identification No.)

    2933 Bunker Hill Lane, Suite 201                     95054
        Santa Clara, California                        (Zip Code)
    (Address of Principal Executive
                Offices)

                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                  1999 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                           (Full title of the Plans)
                                ---------------
                                 Andrew Vought
                            Chief Financial Officer
                        2933 Bunker Hill Lane, Suite 201
                         Santa Clara, California 95054
                    (Name and Address of Agent for Service)
                                 (408) 566-1000
         (Telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:
                                Douglas D. Smith
                          Gibson, Dunn & Crutcher LLP
                      One Montgomery Street, Telesis Tower
                        San Francisco, California 94104
                                 (415) 393-8200
                                ---------------
                        CALCULATION OF REGISTRATION FEE

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
                                          Proposed       Proposed
                            Amount        Maximum        Maximum      Amount of
  Title of Securities        to be     Offering Price   Aggregate    Registration
    to be Registered     Registered(1)   Per Share    Offering Price     Fee
---------------------------------------------------------------------------------
Common Stock, par value
 $.001 per share(2).....   3,587,243      $ 15.91      $ 57,073,036    $ 15,068
Common Stock, par value
 $.001 per share(3).....     200,000      $ 11.90      $  2,380,000    $    628
Common Stock, par value
 $.001 per share(4).....     320,000      $ 14.00      $  4,480,000    $  1,183
Common Stock, par value
 $.001 per share(5).....   5,992,757      $106.75(6)   $618,376,810    $163,251
---------------------------------------------------------------------------------
Total...................  10,100,000        N/A        $678,833,168    $180,130
---------------------------------------------------------------------------------
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
(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) The 1999 Stock Incentive Plan authorizes the issuance of up to 5,800,000 shares of the Company's Common Stock, 3,369,145 of which were subject to outstanding options as of April 2, 2000 that are exercisable at a weighted average price of $15.91, and 2,212,757 of which are not currently subject to outstanding awards. The remaining 218,098 shares were previously issued and are also being registered hereunder at a weighted average exercise price of $15.91.
(3) The 1999 Employee Stock Purchase Plan authorizes the issuance up to 3,100,000 shares of the Company's Common Stock, of which 200,000 are estimated to be purchasable at a price of $11.90. The remaining 2,380,000 shares are not currently subject to purchase rights.
(4) The 1999 Non-Employee Director Compensation Plan authorizes the issuance of up to 1,000,000 shares of the Company's Common Stock, 320,000 of which were subject to outstanding options as of April 2, 2000 that are exercisable at a price of $14.00. The remaining 680,000 shares are not subject to outstanding awards.
(5) Represents 2,212,757 shares issuable under the 1999 Stock Incentive Plan, 2,380,000 shares issuable under the 1999 Employee Stock Purchase Plan and 680,000 shares issuable under the 1999 Non-Employee Director Compensation Plan.
(6) Calculated pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 7, 2000, which was $93.97.

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

                                     PART I

Item 1. Plan Information.

   Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2. Registration Information And Employee Plan Annual Information.

   Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

   The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

     (1) the Registrant's Registration Statement on Form S-1 filed on September 3, 1999, and all amendments thereto.

   All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

   Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description Of Securities.

   Not applicable.

Item 5. Interests Of Named Experts And Counsel.

   Not applicable.

Item 6. Indemnification Of Directors And Officers.

   As permitted by applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of a director to the Registrant and its stockholders for monetary damages for breaches of fiduciary duty as a director. However, in accordance with the DGCL, such provision does not limit the liability of a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of dividends, stock purchases or redemptions that violate the DGCL or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

   The Certificate of Incorporation and Bylaws of the Registrant also provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the Registrant will indemnify each of the officers and directors of the Registrant (or their estates, if applicable), and may indemnify any employee or agent of the Registrant (or their estates, if applicable), who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was an officer, director, employee or agent of the Registrant or is or was serving at the request of Registrant as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant will so indemnify such officer or director, and may so indemnify such employee or agent (if indemnification is authorized by the Board of Directors), in the case of such actions (whether or not by or in the right of the Registrant) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding other than by or in the right of the Registrant, had no reasonable cause to believe such person's conduct was unlawful. With respect to indemnification other than by or in the right of the Registrant, the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful. No indemnification will be made in connection with actions by or in the right of the Registrant in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. In addition, to the fullest extent permitted by the DGCL, expenses (including attorneys' fees), judgments, fines incurred by and amount paid in settlement may be advanced by the Registrant prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on the behalf of such director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized in accordance with the DGCL and the Registrant's Certificate of Incorporation. Such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements or otherwise.

   The Registrant currently maintains insurance on behalf of its officers and directors against certain liabilities that may be asserted against any such officer or director in his or her capacity as such, subject to certain customary exclusions. The amount of such insurance coverage is deemed by the Board of Directors to be adequate to cover any liabilities.

   The Registrant has entered into indemnification agreements with its directors, its executive officers and certain other officers providing for indemnification by the Registrant, including in circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between the Registrant and each of the other parties thereto, thus preventing the Registrant from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

   Not applicable.

Item 8. Exhibits.

      5   Opinion of Gibson, Dunn & Crutcher LLP.
     23.1 Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
     23.2 Consent of PricewaterhouseCoopers LLP.
     24   Power of Attorney. Reference is made to the signature page hereto.
     99.1 1999 Stock Incentive Plan
     99.2 1999 Employee Stock Purchase Plan
     99.3 1999 Non-Employee Director Compensation Plan

Item 9. Undertakings.

   (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on this 12th day of April, 2000

                                          VIRATA CORPORATION

                                                  /s/ Andrew M. Vought
                                          By: _________________________________
                                                     Andrew M. Vought,
                                                  Chief Financial Officer

   Pursuant to the requirements of the Securities Act, the person who administers the 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and 1999 Non-Employee Director Compensation Plan has duly executed this Registration Statement on Form S-8 in the city of Santa Clara, State of California, on this 12th day of April, 2000.

                                          VIRATA CORPORATION

                                                   /s/ Charles Cotton
                                          By: _________________________________
                                                      Charles Cotton,
                                                Chief Executive Officer and
                                                          Director

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS

   Each person whose signature appears below constitutes and appoints Charles Cotton and Andrew M. Vought as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

       /s/ Charles Cotton            Chief Executive Officer and   April 12, 2000
____________________________________  Director (Principal
           Charles Cotton             Executive Officer)

       /s/ Andrew Vought             Senior Vice President, Chief  April 12, 2000
____________________________________  Financial Officer and
           Andrew Vought              Secretary (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)

       /s/ Hermann Hauser            Chairman of the Board         April 12, 2000
____________________________________
           Hermann Hauser

     /s/ Marco De Benedetti          Director                      April 12, 2000
____________________________________
         Marco de Benedetti

         /s/ Gary Bloom              Director                      April 12, 2000
____________________________________
             Gary Bloom

       /s/ Bandel Carano             Director                      April 12, 2000
____________________________________
           Bandel Carano

       /s/ Andrew Hopper             Director                      April 12, 2000
____________________________________
           Andrew Hopper

       /s/ Martin Jackson            Director                      April 12, 2000
____________________________________
           Martin Jackson

        /s/ Peter Morris             Director                      April 12, 2000
____________________________________
            Peter Morris

       /s/ Patrick Sayer             Director                      April 12, 2000
____________________________________
           Patrick Sayer

       /s/ Giuseppe Zocco            Director                      April 12, 2000
____________________________________
           Giuseppe Zocco

                                 EXHIBIT INDEX

 Exhibit Description
 ------- -----------
  5      Opinion of Gibson, Dunn & Crutcher LLP.
 23.1    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
 23.2    Consent of PricewaterhouseCoopers LLP.
 24      Power of Attorney (included on the signature page hereof).
 99.1    1999 Stock Incentive Plan
 99.2    1999 Employee Stock Purchase Plan
 99.3    1999 Non-Employee Director Compensation Plan